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                                                                       EXHIBIT I

                   AMENDMENT NO. 2 TO FISCAL AGENCY AGREEMENT

      AMENDMENT No. 2 (this "Amendment"), dated as of January 7, 2004, to the Fiscal Agency Agreement, dated as of December 15, 1998, between the Republic of Turkey (the "Republic") and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Fiscal Agent, as amended by Amendment No. 1 to Fiscal Agency Agreement, dated as of September 17, 2003 (as so amended, the "Fiscal Agency Agreement").

                              W I T N E S S E T H:

      WHEREAS, the parties hereto have previously entered into the Fiscal Agency Agreement;

      WHEREAS, the Republic wishes to amend Section 5(c) of the Fiscal Agency Agreement to provide that it may issue Securities in denominations of $1,000 or such other denominations in multiples of $1,000 as may be specified in such Securities and integral multiples thereof;

      WHEREAS, the Republic wishes to correct certain cross-references contained in Section 11(e)(i)(a)(G) of the Fiscal Agency Agreement and subsection (G) of Alternative Paragraph [9] of the form of Reverse of Registered Security;

      WHEREAS, Section 11(b) of the Fiscal Agency Agreement provides, among other things, that the Republic and the Fiscal Agent may, upon agreement between themselves, without the vote or consent of any holder of Securities of any series, amend, modify or supplement the Fiscal Agency Agreement or the Securities of a series (a) for the purpose of curing, correcting or supplementing any defective provision thereof or (b) in any manner which the Republic and the Fiscal Agent may determine and shall not be inconsistent with the Securities of such series and shall not adversely affect the interest of any holder of Securities of such series; and

      WHEREAS, the Republic has requested and the Fiscal Agent has agreed, consistent with such Section 11(b), to amend the Fiscal Agency Agreement;

      NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Amendment of Section 5(c) of the Fiscal Agency Agreement. The last sentence of the second paragraph of Section 5(c) of the Fiscal Agency Agreement is hereby amended and restated in its entirety as follows:

      "Any Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificated Securities issuable in denominations of $1,000 or such other denominations in multiples of $1,000 as may be specified in such Security and integral multiples of $1,000 and registered in such names as the U.S. Depository holding such Security shall direct."

      2. Amendment to Section 11(e) of the Fiscal Agency Agreement. Subsection
(G) of Section 11(e)(i) of the Fiscal Agency Agreement is hereby amended to change the cross-reference contained therein from "Section 11(d)" to "Section 11(e)(iii)".
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      3. Amendment of Alternative Paragraph [9] of Exhibit A to the Fiscal
Agency Agreement. Subsection (G) of Alternative Paragraph [9] of the form of Reverse of Registered Security is hereby amended to change the cross-reference contained therein from "Section 11(d)" to "Section 11(e)(iii)".

      4. Savings Clause. In all other respects, the Fiscal Agency Agreement shall remain in full force and effect. All references in any other agreement or document to the Fiscal Agency Agreement shall, on and after the date hereof, be deemed to refer to the Fiscal Agency Agreement as amended hereby.

      5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same agreement.

      6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, UNITED STATES OF AMERICA; PROVIDED, HOWEVER, THAT AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY THE REPUBLIC SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC.

      8. Effectiveness. This Amendment shall become effective as of the date hereof upon execution by the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                               REPUBLIC OF TURKEY
                                               acting by and through its
                                               Minister of State


                                               By:  ____________________________
                                                    Name:
                                                    Title:


                                               JPMORGAN CHASE BANK,
                                                 as Fiscal Agent


                                               By:  ____________________________
                                                    Name:
                                                    Title:


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